METLIFE CAPITAL
No. 5006594-003
$760,000.00

FOR VALUE RECEIVED, the undersigned, HAMPSHIRE DESIGNERS, INC. CO-BORROWERS, AND SAN FRANCISCO KNITWORKS, INC., CO-BORROWER ("Maker"), promises to pay to the order of MetLife Capital Corporation ("Payee"), at its office at 10900 N.E. 4th St., Suite 500 Box C-97550, Bellevue, Washington 98009, the principal sum of Seven Hundred Sixty Thousand ($760,000.00) Dollars together with interest on unpaid principal from the date of disbursement of such principal amount until payment in full at a rate of Seven and 85/100ths percent (7.85%) per annum ("Rate") computed on the basis of a 360 day year of twelve consecutive thirty day months. Interest hereunder shall be paid on the unpaid principal, together with principal, in Sixty (60) installments of Fifteen Thousand Three Hundred Fifty-Five Dollars and 56/100ths ($15,355.56) commencing on _________ and monthly thereafter until ______ on which date the entire balance of principal and interest unpaid shall be due and payable. It is agreed that each installment, when paid, shall be applied by the holder hereof, first so much as shall be required to the payment of interest accrued as specified hereto, and the balance thereof to the repayment of the principal sum.

Except as may be otherwise expressly provided herein, this Note may not be prepaid in whole or in part, except with the prior written consent of Payee. Maker shall have the privilege of prepaying all (but no part) of the then outstanding balance under this Note on _____ or on any installment due date thereafter, subject to giving thirty (30) days prior written notice to Payee specifying the date of prepayment and further subject to payment of a prepayment premium equal to the amount, if any, required to offset the adverse impact to Payee of any decline in interest rates. The prepayment premium is determined by
(i) calculating the decrease, expressed in basis points (but not less than zero) in the current weekly average yield for Three (3) year U.S. Treasury Notes as published in Federal Reserve Statistical Release H.15(519) (the "Index") from the weekly average yield of ____% as of _______ to the Friday (or, if Friday is not a business day, the last business day) of the week immediately preceding the prepayment date (ii) dividing the difference by 100, (iii) multiplying the result by the applicable "Premium Factor" set forth below, and (iv) multiplying the product by the principal to be prepaid. Any prepayment shall be applied first to the prepayment premium, if any, next to accrued interest and late charges (if any), and thereafter to the principal then outstanding. The Premium Factor shall be the amount shown on the following chart for the month in which prepayment occurs.

         Number of Months Remaining       (Years)           Premium Factor
                  36-25                    (3)                  .014
                  24-13                    (2)                  .010
                  12-1                     (1)                  .005

In the event the Federal Reserve Board ceases to publish Statistical Release H.15(519), then the decrease in Three (3) - Year U.S. Treasury Notes will be determined from another source designated by Payee.

If Maker shall have given to Payee notice of Maker's intention to so prepay, Maker shall not then be entitled to withdraw such notice, and the indebtedness proposed to be prepaid in such notice together with the aforesaid prepayment fee, if applicable, shall be due and payable upon the date specified for such prepayment in such notice. Upon the occurrence of an Event of Default and acceleration of payment of indebtedness evidenced hereby during a period open to

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prepayment, Maker shall pay to Payee, in addition to any and all other sums due and payable hereunder, as liquidated damages for the loss of Payee's investment and not as a penalty, an amount equal to the prepayment fee which would have been payable hereunder on such date of acceleration in the event of a voluntary prepayment. Maker and Payee agree that the foregoing amounts do not constitute penalties but rather constitute reasonable calculations of the investment loss that would be sustained by Payee in the event of such prepayment.

It is specifically understood and agreed by Maker that, in the event of a default under this Note or under any instrument securing the Note, a tender of payment of the unpaid principal and accrued interest then outstanding shall be deemed a prepayment, and, accordingly, said tender must include the premium herein above required, or if said tender is made prior to the time this privilege is operative then said tender must include a premium equal to six (6) months' interest at the Rate computed on the principal amount so tendered. It is further understood and agreed by Maker that Payee shall not be obligated to accept said tender, and said tender shall for all purposes be deemed ineffectual and deficient, unless and tender shall include the premium herein above required.

In the event that Payee does not receive any payment on the date due, Maker will pay Payee a late charge of five percent (5%) of the payment outstanding together with the payment and, provided said sum is received within ten (10) days of the date due, Payee agrees not to demand immediate payment of the whole sum of principal and interest as otherwise permitted herein.

If, from any circumstances whatsoever, payment of any obligation due under this Note at the time such performance shall be due shall involve exceeding the maximum amount currently prescribed by any applicable usury statute or any other applicable law, then such obligation shall be reduced to such maximum amount, so that in no event shall any payment be possible under this Note, or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of such maximum amount.

In the event that an Event of Default shall occur under the Loan and Security Agreement (as hereinafter defined) or any other instrument now or hereafter securing repayment hereof, following any required notice and/or the expiration of any applicable period of grace, the, and in such event, the principal indebtedness evidenced hereby, and any other sums advanced hereunder, together with all unpaid interest accrued thereon, shall, at the option of Payee, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. TIME IS OF THE ESSENCE WITH RESPECT TO THIS NOTE. Interest shall accrue on the outstanding principal for so long as such default continues, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby as set forth herein, at the rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate allowable under law. All such interest shall be paid at the time of an as a condition precedent to the curing of any such default should Payee, at its sole option, allow such default to be cured. in the event this Note, or any part thereof, is collected by or through an attorney-at-law. Maker agrees to pay all costs of collection including, but not limited to, reasonable attorneys' fees, whether or not suit is filed.

This Note is one of the notes referred to in and is secured by the Loan and Security Agreement dated April 19, 1994 between Maker and Payee. The terms of the Loan and Security Agreement are incorporated herein by reference.

Maker waives any right of exemption and waives presentment, protest and demand and notice of protest, demand and of dishonor and nonpayment of this Note, and consents that any holder hereof shall have the right, without notice to grant any extension or extensions of time for payment of this Note or any part thereof or any other indulgences or forbearances whatsoever, or may release any of the security for this Note without any way affecting the liability of any other party for the payment of this Note.

The due payment and performance of Maker's obligations hereunder shall be without regard to any counterclaim, right of offset, or any other counterclaim whatsoever which Maker may have against Payee and without regard to any other obligations of any nature whatsoever which Payee may have to Maker, and no such counterclaim or offset shall be asserted by Maker in any action, suit or proceeding instituted by Payee for payment of Maker's obligations hereunder.

This Note and the Loan and Security Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

Maker acknowledges that there is no presumption that the value of the property securing this Note is equal to the face amount of the Note, and that a deficiency judgment many be necessary in proceedings taken for enforcement hereof.

No amendment to this Note shall be binding upon Payee unless it is in writing and duly signed by Payee.

IN WITTINESS WHEREOF, the Maker has caused these presents to be duly signed and the date first above written.

Co Borrower: Hampshire Designers, Inc.  Borrower:San Francisco Knitworks, Inc.
By:/s/ Charles W. Clayton               By: /s/ Charles W. Clayton
Witness: /s/ H. Edward Hurley           Witness: /s/ H. Edward Hurley
(Print name):  Charles W. Clayton       (Print name): Charles W. Clayton
Title: Vice President                   Title: Vice President

                                 METLIFE CAPITAL
                    SUPPLEMENTAL SECURITY AGREEMENT NO. THREE

LOAN # 5006594-003

This Supplemental Security Agreement is executed by HAMPSHIRE DESIGNERS, INC., CO- BORROWER AND SAN FRANCISCO KNITWORKS, INC., CO-BORROWER ("BORROWER") pursuant to the terms of a Loan and Security Agreement dated April 19, 1994 between Borrower and MetLife Capital Corporation ("Lender"). All capitalized terms used herein that are not otherwise defined herein shall have the respective meanings given to such terms in the Loan and Security Agreement.

In order to provide security for the payment and performance of Borrower's obligations under the Loan Documents, Borrower has granted to Lender a first priority security interest in the Collateral. In addition to said grant, Borrower intends by this Supplemental Security Agreement to grant to Lender a first priority security interest in the items of Equipment identified herein.

1. To further secure the payment and performance of all of Borrower's obligations to lender under the Loan Documents, Borrower hereby grants to Lender a first priority security interest in the items of Collateral described below, including all present and future additions, attachments and accessories thereto, all substitutions therefor and replacements thereof and all proceeds thereof, including all proceeds of insurance: Cost or Qty. Model/Mfr. Description Serial No. Appraised Value

TWELVE  (12) 1993 Shima SES Electronic Knitting more             $760,000
             completely described on the attached Exhibit         $15,355.56/
             "A" herein incorporated by this reference           Month
                                                                 60 months

2. Borrower hereby (a) affirms that the representations and warranties set forth in Section 5 of the Loan and Security Agreement are true and correct as of the date hereof; (b) represents and warrants that Lender has a first priority security interest in the Collateral; and (c) represents and warrants that the above described equipment will be maintained at the following locations(s):

375 ALABAMA STREET, SAN FRANCISCO, CA  94110

3. The Loan Amount for loans to be made pursuant to this Supplemental Security Agreement is $760,000.00.

4. The Commitment Expiration Date for loans to be made pursuant to this Supplemental Security Agreement is September 22, 1995.

5. The amount of liability insurance required to be maintained by Borrower pursuant to Section 6(d) of the Loan and Security Agreement is $1,000,000.00.

6. All of the terms and provisions of the Loan and Security Agreement are hereby incorporated in and made a part of this Supplemental Security Agreement to the same extent as if fully set forth herein. 7.85%

In witness whereof, Borrower has executed and delivered this supplemental Security Agreement this 22nd day of September, 1995.

Co-Borrower:      HAMPSHIRE DESIGNERS, INC.
By:               /s/ Charles W. Clayton
(Print name):     Charles W. Clayton
Title:            Vice President

Co-Borrower:      SAN FRANCISCO KNITWORKS, INC.
By:               /s/ Charles W. Clayton
(Print name):     Charles W. Clayton
Title:            Vice President

REQUEST FOR ADVANCE OF LOAN PROCEEDS

LOAN  #5006594-003
NO. THREE

In accordance with the Loan and Security Agreement dated April 19, 1994, the undersigned, as Borrower, hereby requests Lender to make a disbursement of the Loan Amount in the amount of $760,000.00. To the extent that any item of Equipment has been delivered to Borrower, Borrower represents and warrants that it has inspected and accepted such item of Equipment and that such item has been duly assembled and is in good working order.

__X__ The undersigned further authorizes and directs Lender to disburse the proceeds of this Loan in payment of the following invoices, copies of which are attached hereto:

AND

__X__ the undersigned has previously paid the following invoices and requests MetLife to disburse the proceeds of this Loan to the undersigned. Copies of the invoices and proof of such payment are attached hereto.

VENDOR                               Invoice No.                    Amount
Reimbursement to San Francisco          046258                   $372,000.00
Knitworks, Inc. from Moss Knitting
Machines
Reimbursement to San Francisco             099                    116,000.00
Knitworks, Inc. for Moss Knitting
Machines
Shima Seiki U.S.A.                        2110                    244,800.00
Reimbursement to San Francisco            2110                     27,200.00
Knitworks, Inc. for Shima Seik invoice
                                            Total                $760,000.00

Date:  9/29/95
(Co-Borrower):  Hampshire Designers, Inc.
By:  /s/ Charles W. Clayton
(Print Name):  Charles W. Clayton
Title: Vice President
Date: 9/29/95
(Co-Borrower): San Francisco Knitworks, Inc.
By:  /s/ Charles W. Clayton
(Print Name):  Charles W. Clayton
Title: Vice President

#5006594-003


To:      MetLife Capital Corporation
         C-97550
         Bellevue, Washington  98009

Gentlemen:

By way of this letter, we hereby certify that neither Hampshire Designers, Inc., Co-Borrower, or San Francisco Knitworks, Inc., Co-Borrower has not granted a security interest to any creditor nor signed a UCC financing statement which would give another creditor any interest in twelve (12) 1993 Shima SES Electronic Knitting located at 375 Alabama Street, San Francisco, California 94110 which MetLife has agreed to finance.

Date:  9/22/95

Hampshire Designers, Inc., Co-Borrower

By:  /s/ Charles W. Clayton
Its: Vice President

San Francisco Knitworks, Inc., Co-Borrower

By:  /s/ Charles W. Clayton
Its: Vice President